Exhibit 10(d)
                      FIRST AMENDMENT TO 2000 AMENDED AND
                       RESTATED CREDIT FACILITY AGREEMENT


      THIS FIRST AMENDMENT, dated as of the 14th day of August, 2000, to that certain 2000 Amended and Restated Credit Facility Agreement dated as of July 28, 2000, between FLEET NATIONAL BANK, a national banking association with an office at One East Avenue, Rochester, New York 14638, and DETECTION SYSTEMS, INC., a New York corporation with offices at 130 Perinton Parkway, Fairport, New York 14450 ("Borrower") (the "Agreement").

      The parties hereby agree as follows:
      .     Except  as  expressly  amended  hereby,  the  Agreement  is  in  all
respects  ratified  and  confirmed,   and  all  of  the  terms,  provisions  and
conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Agreement.

      .     Section 1.1 of the  Agreement is amended by replacing  the following term in its entirety:

                  "Fixed  Charges"  shall mean for the  applicable  period,  (i)
                        Interest Expense,       and  (ii)   principal  or  other
                        payments due with respect to Debt which are Current Liabilities.

      .     Section 9.2 of the  Agreement  is amended in its entirety to read as follows:

                  9.2 Loans and Investments. Loans and Investments. Make any loan or advance to, or any investment of any kind in, any person, firm, joint venture, corporation or other entity whatsoever, except (i) short-term investments in certificates of deposit of financial institutions and similar investments made in the ordinary course of business, (ii) to the extent permitted by this Agreement, to or in any Subsidiary, provided however, that aggregate investments and/or capital contributions by the Borrower and its Domestic Subsidiaries in or to the Foreign Subsidiaries (taken as a whole) shall in no event exceed $1,000,000 per year, and (iii) provided that Borrower remains at all times in compliance with each of the financial covenants set forth in
      Article 10 hereof, payment of up to (A) $10,000,000 in the aggregate for repurchases of common stock of Detection Systems, Inc. between April 1, 1999 and March 31, 2000, and (B) $1,500,000 in the aggregate for repurchases of common stock of Detection Systems, Inc. following March 31, 2000.

      .     Section  10.2 of the  Agreement  is amended in its  entirety to read as follows:

                  10.2   Minimum  Fixed  Charge  Coverage.  Maintain  a ratio of
      (a) EBITDA minus Distributions, minus provision for taxes, minus capital expenditures not funded by Funded Debt or out of additional paid in capital, to (b) Fixed Charges, calculated for the quarter ending on the measurement date plus the fewer of either (i) the last three preceding quarters, or (ii) the number of quarters except the measurement date quarter that have ended after March 31, 1998, as shown on the quarterly financial statements provided to the Bank, of at least
      1.5 to 1.0 for the quarter ending June 30, 1998 and thereafter.


      .     Section  10.4 of the  Agreement  is amended in its  entirety to read as follows:

                  10.4 Minimum Tangible Net Worth. Maintain a minimum Tangible Net Worth equal to at least ninety-five percent (95%) of Tangible Net Worth of the Borrower as of March 31, 2000 plus, in each succeeding fiscal quarter, an amount equal to seventy-five percent (75%) of net operating income for all periods following March 31, 2000 plus one hundred percent (100%) of the net proceeds from any sale of stock or other equity interests in the Borrower for all periods following March 31, 2000 as shown on each quarterly financial statement provided to the Bank.

      .     Borrower  hereby  confirms  the  accuracy  of and  remakes as of the date hereof all of its representations, warranties and covenants contained in the Agreement.

      .     Borrower  confirms  that as of the  date  hereof,  there  exists  no condition or event that constitutes (or that would after expiration of applicable grace or cure periods constitute) an Event of Default as described in Article 12 of the Agreement, except for events or conditions that will no longer constitute Events of Default upon the effective date of this Amendment.

      .     As of the  date  hereof,  the  Borrower  has no  defenses,  offsets, claims or counterclaims with respect to its obligations arising under the Agreement or this Amendment and all related documents and instruments.

      . Borrower agrees to pay any and all costs incurred in connection with preparation for closing, the closing, and post-closing items relating to this Amendment including without limitation the legal fees and disbursements of Bank's counsel.

      .     This  Amendment,  together with all of the rights and obligations of the parties hereto, shall be construed, governed and enforced in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

FLEET NATIONAL BANK                       DETECTION SYSTEMS, INC.


By:_______________________________        By: ______________________________
  Martin K. Birmingham                        Christopher P. Gerace
  Vice President                              Vice President